Exhibit 99.1

PATHFIRE, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
AND
THE THREE-MONTH PERIOD PERIOD ENDED MARCH 31, 2007

PATHFIRE, INC.

TABLE OF CONTENTS

PAGE

Independent auditors’ report	1

Financial statements

Balance Sheets	2 - 4

Statements of operations	5

Statements of changes in stockholders’ deficit	6

Statements of cash flows	7 - 8

Notes to the financial statements	9 - 27

INDEPENDENT AUDITOR’S REPORT

To Board of Directors

Pathfire, Inc.

We have audited the accompanying balance sheets of Pathfire, Inc. as of December 31, 2006 and December 31, 2005, and the related statements of operations, changes in stockholders’ deficit, and cash flow for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pathfire, Inc. as of December 31, 2006 and December 31, 2005, and the results of its operations and its cash flow for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A and Note F to the financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share Based Payments.

The accompanying financial statements have been prepared assuming that Pathfire, Inc. will continue as a going concern. As discussed in Note A to the financial statements, Pathfire, Inc. has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

April 27, 2007

Habif, Arogeti & Wynne, LLP
Glenridge Highlands Two • 5565 Glenridge Connector • Suite 200 • Atlanta, Georgia 30342
404.892.9651 • Fax 404.876.3913 • www.hawcpa.com
An Independent Member of Baker Tilly International • Certified Public Accountants

PATHFIRE, INC.
BALANCE SHEETS

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,159,763	$3,246,196	$1,739,610
Accounts receivable, net of allowance for doubtful accounts of $105,017, $95,447 and $105,017	2,715,259	1,861,070	2,566,648
Inventory	137,488	387,699	46,273
Prepaid expenses and other current assets	299,357	435,707	322,690

Total current assets	6,311,867	5,930,672	4,675,221

Property and equipment net	3,588,039	3,787,251	3,271,460

Other assets	1,554,989	2,087,507	1,479,958

	$11,454,895	$11,805,430	$9,426,639

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,211,368	$1,015,991	$860,221
Accrued expenses	1,035,847	702,068	1,067,350
Deferred revenue	3,720,400	1,900,438	2,020,821
Capital lease obligations	36,118	12,146	36,843
Long-term debt	1,759,843	1,041,765	2,389,668

Total current liabilities	7,763,576	4,672,408	6,374,903

Long-term liabilities:

Long-term debt, less current portion	2,851,675	3,831,983	2,227,777
Deferred revenue, less current portion	1,231,544	3,520,285	1,452,962
Capital lease obligations, less current portion	134,642	—	125,287

Total long-term liabilities	4,217,861	7,352,268	3,806,026

Total liabilities	11,981,437	12,024,676	10,180,929

See auditors’ report and accompanying notes

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)

Redeemable convertible preferred stock, no par value; 513,620,506 shares authorized (of which 8,518,574, 15,318,574, and 8,518,574 are undesignated at December 31, 2006, December 31, 2005 and March 31, 2007, respectively) stated at redemption or estimated redemption value, net of unaccreted discount:

Series A, 3,210,000 shares designated; 1,125,000 shares issued and outstanding	$374,962	$374,962	$374,962
Series A-1, 3,210,000 shares designated; 2,025,000 shares issued and outstanding	674,933	674,933	674,933
Series B, 12,056,253 shares designated; 5,531,726 shares issued and outstanding	2,212,690	2,212,690	2,212,690
Series B-1, 12,056,253 shares designated; 3,343,276 shares issued and outstanding	1,337,310	1,337,310	1,337,310
Series C, 3,000 shares designated, issued and outstanding	1,600	1,600	1,600
Series C-1, 3,000 designated; no shares issued and outstanding	—	—	—
Series D, 18,000,000 shares designated; 13,653,218 shares issued and outstanding	8,283,407	8,283,407	8,283,407
Series D-1, 18,000,000 shares designated; 4,066,564 shares issued and outstanding	2,467,185	2,467,185	2,467,185
Series F, 6,141,000 shares designated; 175,067 shares issued and outstanding	134,297	134,297	134,297
Series F-1, 6,141,000 shares designated; no shares issued and outstanding	—	—	—
Series G, 10,350,000 shares designated; 8,248,760 shares issued and outstanding	6,571,787	6,571,787	6,571,787
Series G-1, 10,350,000 shares designated; 2,044,126 shares issued and outstanding	1,628,555	1,628,555	1,628,555
Series H, 69,000,000 shares designated; 52,133,050 shares issued and outstanding; redemption amount of $53,175,711	52,785,772	51,632,984	53,077,967
Series H-1, 69,000,000 shares designated; 13,141,055 shares issued and outstanding; redemption amount of $13,403,876	13,305,580	13,015,005	13,379,233
Series I, 2,500,000 shares designated; no shares issued and outstanding	—	—	—
Series J, 81,000,000 shares designated; 77,841,831 shares issued and outstanding; redemption amount of $28,388,916 (liquidation preference of $56,777,832)	28,249,471	27,835,368	28,353,975
Series J-1, 3,431,426 shares designated, issued and outstanding; redemption amount of $1,251,441 (liquidation preference of $2,502,882)	1,245,294	1,227,040	1,249,901

See auditors’ report and accompanying notes

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
Series J-2 (3x), 36,000,000 shares designated; 5,689,608 shares issued and outstanding, estimated redemption amount of $2,075,000 (liquidation preference of $6,225,000)	2,064,808	2,034,540	2,072,446
Series J-2 (7x), 36,000,000 shares designated, 16,347,368 shares issued and outstanding; estimated redemption amount of $5,961,885 (liquidation preference of $41,733,196)	5,932,600	5,845,635	5,954,547
Series K, 80,000,000 shares designated; no shares issued and outstanding	—	—	—
Series EM, 18,250,000 shares designated; 9,136,464 shares issued and outstanding (liquidation preference of $8,330,171)	1,333,520	—	1,499,960
Series L, 6,800,000 share designated; 6,009,617 shares issued and outstanding (liquidation preference of $4,027,616 and $4,067,616 at December 31, 2006 and March 31, 2007, respectively)	2,178,605	—	2,658,603

Total redeemable convertible preferred stock	130,782,376	125,277,298	131,933,358

Stockholders’ deficit

Series E convertible preferred stock, no par value, 1,800,000 shares designated; 1,743,756 shares issued and outstanding	273,188	273,188	273,188
Series E-1 convertible preferred stock, no par value, 1,800,000 shares designated, no shares issued and outstanding	—	—	—
Unamortized contract incentive, Series E, Series F and Series K convertible preferred stock	(120,939)	(563,472)	(11,817)
Common stock, no par value; 495,000,000 shares authorized; 7,033,986, 7,015,186 and 7,033,986 shares issued and 6,008,988, 5,990,188 and 6,008,988 outstanding at December 31, 2006, December 31, 2005 and March 31, 2007, respectively	232,985	231,924	232,985
Additional paid-in capital	5,619,161	7,845,752	4,674,620
Accumulated deficit	(137,312,972)	(133,283,595)	(137,856,283)
Treasury stock, 1,024,998 shares at cost	(341)	(341)	(341)

Total stockholders’ deficit	(131,308,918)	(125,496,544)	(132,687,648)

	$11,454,895	$11,805,430	$9,426,639

See auditors’ report and accompanying notes

PATHFIRE, INC.

STATEMENTS OF OPERATIONS

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
Revenue	$16,225,417	$15,192,555	$4,267,144

Cost and expenses
Delivery and material costs	2,866,834	3,203,325	648,768
Customer support operations	5,236,315	5,421,875	1,321,100
Engineering, research, and development	2,755,711	3,026,620	757,528
Sales and marketing	2,332,160	1,811,616	598,658
General and administrative	3,883,312	1,725,449	685,353
Depreciation and amortization	2,517,047	3,157,949	611,980

Loss from operations	(3,365,962)	(3,154,279)	(356,243)

Other income (expense)

Interest income	81,594	32,644	29,458
Interest expense	(717,393)	(687,147)	(176,526)
Loss on sale of property and equipment	—	(73,831)	—

Total other income (expense)	(635,799)	(728,334)	(147,068)

Net loss	$(4,001,761)	$(3,882,613)	$(503,311)

See auditors’ report and accompanying notes

PATHFIRE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2007

	Series E		Unamortized			Additional
	convertible preferred stock		contract	Common stock		paid-in	Accumulated	Treasury stock
	Shares	Amount	incentive	Shares	Amount	capital	deficit	Shares	Amount	Total
Balance at January 1, 2005	1,743,756	$273,188	$(1,019,580)	6,985,372	$229,354	$9,193,804	$(129,400,982)	1,024,998	$(341)	$(120,724,557)

Amortization of contract incentive	—	—	456,108	—	—	—	—	—	—	456,108

Exercise of common stock options	—	—	—	29,814	2,570	—	—	—	—	2,570

Issuance of Series J-2 warrants	—	—	—	—	—	198,926	—	—	—	198,926

Expiration of warrants	—	—	—	—	—	406,238	—	—	—	406,238

Accretion on convertible preferred stock and warrants	—	—	—	—	—	(1,953,216)	—	—	—	(1,953,216)

Net loss	—	—	—	—	—	—	(3,882,613)	—	—	(3,882,613)

Balance at December 31, 2005	1,743,756	273,188	(563,472)	7,015,186	231,924	7,845,752	(133,283,595)	1,024,998	(341)	(125,496,544)

Amortization of contract incentive	—	—	442,533	—	—	—	—	—	—	442,533

Exercise of common stock options	—	—	—	18,800	1,061	—	—	—	—	1,061

Issuance of Series EM options	—	—	—	—	—	17,350	—	—	—	17,350

Accrued dividends on Series L redeemable convertible preferred stock	—	—	—	—	—	—	(27,616)	—	—	(27,616)

Accretion on redeemable convertible preferred stock	—	—	—	—	—	(2,243,941)	—	—	—	(2,243,941)

Net loss	—	—	—	—	—	—	(4,001,761)	—	—	(4,001,761)

Balance at December 31, 2006	1,743,756	273,188	(120,939)	7,033,986	232,985	5,619,161	(137,312,972)	1,024,998	(341)	(131,308,918)

Amortization of contract incentive (Unaudited)	—	—	109,122	—	—	—	—	—	—	109,122

Accrued dividends on Series L redeemable convertible preferred stock (Unaudited)	—	—	—	—	—	—	(40,000)	—	—	(40,000)

Accretion on redeemable convertible preferred stock (Unaudited)	—	—	—	—	—	(944,541)	—	—	—	(944,541)

Net loss (Unaudited)	—	—	—	—	—	—	(503,311)	—	—	(503,311)

Balance at March 31, 2007 (Unaudited)	1,743,756	$273,188	$(11,817)	7,033,986	$232,985	$4,674,620	$(137,856,283)	1,024,998	$(341)	$(132,687,648)

See auditors’ report and accompanying notes

PATHFIRE, INC.

STATEMENTS OF CASH FLOWS

Increase (Decrease)

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
Cash flows from operating activities
Net loss	$(4,001,761)	$(3,882,613)	$(503,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,517,047	3,157,949	611,980
Amortization of debt discount	66,312	164,562	16,578
Amortization of contract incentives	442,533	456,108	109,107
Provision for doubtful accounts	9,570	—	—
Non-cash stock compensation	1,348,870	—	166,440
Loss on sale of assets	—	73,831	—
Changes in operating assets and liabilities:
Accounts receivable	(863,759)	3,040,979	148,611
Inventory	250,211	154,733	91,214
Prepaid expenses and other current assets	136,351	125,018	(23,333)
Other assets	(182,958)	(1,045,414)	(98,801)
Accounts payable	195,376	(568,772)	(351,142)
Accrued expenses	333,779	(71,371)	31,501
Deferred revenue	(468,779)	(2,249,513)	(1,478,161)

Net cash used in operating activities	(217,208)	(644,503)	(1,279,317)

Cash flows from investing activities
Purchase of property and equipment	(1,413,718)	(1,131,112)	(121,556)

Cash flows from financing activities
Proceeds from issuance of common stock	1,061	2,570	—
Proceeds from issuance of preferred stock, net of issuance costs	1,902,000	—	—
Payments under revolving line of credit	—	(1,080,000)	—
Payments on long-term debt	(328,542)	(1,038,426)	(10,650)
Payments on capital lease obligations	(30,026)	(70,490)	(8,630)
Proceeds from the issuance of long-term debt	—	5,040,205	—

Net cash provided(used) by financing activities	1,544,493	2,853,859	(19,280)

Net change in cash and cash equivalents	(86,433)	1,078,244	(1,420,153)

Cash and cash equivalents at beginning of year	3,246,196	2,167,952	3,159,763

Cash and cash equivalents at end of year	$3,159,763	$3,246,196	$1,739,610

See auditors’ report and accompanying notes

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
Cash paid during the years for interest	$610,339	$407,523	$158,339

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

During the year ended December 31, 2006 and the three-month period ended March 31, 2007, the Company accrued dividends to the holders of Series L redeemable convertible preferred stock amounting to $27,616 and $40,000, respectively.

During 2006, 2005 and for the three-month period ended March 31, 2007, the Company recorded accretion to the redemption value for the redeemable convertible preferred stock in the amount of $2,243,941 and $1,953,216 and $944,541 respectively.

During 2006, the Company granted 9,125,000 shares of restricted EM Preferred stock awards valued at approximately $1,664,000. On the date of grant, 7,300,000 shares were immediately vested while the remaining 1,825,000 shares were to vest over periods ranging from six to eighteen months. The Company recorded compensation expense in the amount of $1,331,520 and $166,440 related to the issuance of the restricted stock for the year ended December 31, 2006 and the three-month period ended March 31, 2007, respectively. Additionally, the Company recorded $17,350 as compensation expense during 2006 in connection with the issuance of options to purchase Series EM Convertible Preferred Stock.

During 2006, the Company acquired equipment under capital leases amounting to $188,641.

See auditors’ report and accompanying notes

PATHFIRE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2007

Note A

Summary of Significant Accounting Policies

Nature of Operations:

Pathfire, Inc. (the Company) was incorporated as Video Networks, Inc. on November 26, 1996 to develop and provide digital media distribution and management solutions. The Company changed its name to Pathfire, Inc. in January 2001. Pathfire presently serves customers in the television, media and entertainment sectors located principally throughout the United States and Canada.

Liquidity:

The financial statements have been prepared assuming the Company will continue as a going concern.The Company has incurred net losses since its inception, with an accumulated deficit of approximately $137 million as of December 31, 2006 and March 31, 2007. Management anticipates that the Company will continue to incur operating losses. Management’s plans with regard to these matters include selling the Company (Note J) or seeking additional financing arrangements. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient revenues from its products, financing or equity investments on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition:

The Company earns revenue from digital media distribution and management services, hardware and software sales, and professional services (including hardware, software, and system support). Because the Company has determined that the software is more than incidental to the product as a whole, it applies the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modifications of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.

Most of the Company’s contracts are multiple element arrangements. For such arrangements, each element should be accounted for separately over its respective service period, provided that there is vendor-specific objective evidence (VSOE) of fair value for the separate elements. VSOE includes the price charged for the element when sold separately, or a stated renewal rate in the case of a contract for software support. The residual method may be applied whereby the VSOE of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2, and the remainder of the arrangement fee is recognized for the delivered elements, assuming all other revenue recognition criteria of SOP 97-2 have been met for those elements. If the fair value of each element cannot be objectively determined, and the residual method cannot be applied, the total value of the arrangement is treated as a single unit for revenue recognition purposes. If the Company is unable to objectively determine the fair value of each element, the revenue under these arrangements is generally deferred and amortized into revenue over the related service period.

For multiple element arrangements where undelivered services are essential to the functionality of delivered software, the Company recognizes revenues using the percentage-of-completion method in accordance with the provisions of Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The Company estimates the percentage of completion on contracts using costs incurred to date as a percentage of total costs estimated to complete the contract. Costs incurred include labor costs and equipment placed into service. To the extent that there is no evidence of fair value for the undelivered support elements, or a gross margin cannot otherwise be estimated but it is reasonably assured that no loss will be incurred, the Company uses a zero estimate of profit (recognizing revenue only to the extent of direct and incremental costs incurred) until such time as a gross margin can be estimated or the contract is completed. When the estimate indicates a loss, such loss is recorded in the period identified.

Deferred revenue includes amounts billed to customers for which revenue has not been recognized, primarily as a result of applying SOP 97-2 to multiple element arrangements.

Cash and Cash Equivalents:

The Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable:

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, as well as management’s assessment of the collectibility of specific accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventory:

Inventories consist primarily of equipment and is stated at the lower of cost or market using the average cost method.

Property and Equipment:

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment and software	2 - 3 years
Satellite equipment	3 - 7 years
Furniture and office equipment	3 - 7 years
Leasehold improvements	Remaining lives of leases

Undeployed equipment consists of equipment held at customer locations that has not yet been installed and in operation. Accordingly, depreciation is not recorded until the assets have been installed and operating.

Research and Development and Software Development Costs:

In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, software development costs are capitalized once technological feasibility of the software product has been established. Costs incurred prior to establishing technological feasibility are expensed as incurred. The Company has expensed all research and development costs as incurred. To date, the time period between the establishment of technological feasibility and completion of software development has been short, and no significant development costs have been incurred during that period. Accordingly, the Company has not capitalized any software development costs to date.

Income Taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

In July 2006, the FASB issued FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This interpretation prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in FIN 48 as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon initial adoption. The Company is currently evaluating the impact this interpretation will have on their financial statements. The Company has adopted this interpretation effective January 1, 2007.

Stock Options:

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS 123R), which revises SFAS 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123R requires that new and modified share-based payment transactions with employees, such as stock options and restricted stock awards, be recorded in the financial statements based on their fair value and recognized as compensation expense over the applicable vesting period. Since the Company previously accounted for their employee stock options under APB25 and utilized the minimum value method for SFAS123 footnote disclosure of pro-forma net income, they will apply SFAS 123R prospectively to new awards or awards modified after January 1, 2006.

Prior to January 1, 2006, employee stock options were generally granted at market value and were accounted for under the intrinsic value method in accordance with APB 25 and its related interpretations. Accordingly, compensation expense for employee stock option awards was not recognized in the Statements of Operations. The Company will continue to account for all awards outstanding at December 31, 2005 and remain unmodified using the provisions of APB25.

The adoption of SFAS 123R resulted in the recognition of stock option expense of $17,350 for the year ended December 31, 2006. Additionally, the Company recorded compensation expense in the amount of $1,331,520 and $166,440 related to the issuance of restricted stock (Note F) for the year ended December 31, 2006 and three-month period ended March 31, 2007, respectively.

Use of Estimates:

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment; valuation allowances for receivables, inventories, and deferred tax assets; estimates of revenues recorded under long-term customer agreements; and fair values of options and warrants granted for the purchase of company stock. Actual results could differ from those estimates.

Impairment of Long-Lived Assets:

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Management has determined that no impairment existed at December 31, 2006, December 31, 2005 and March 31, 2007.

Advertising Costs:

Advertising costs are expensed as incurred. Advertising costs, which consist primarily of trade show and marketing expenses, amounted to $323,998, $334,000 and $110,369 for the years ended December 31, 2006 and December 31, 2005 and the three-month period ended March 31, 2007, respectively.

Concentration of Credit Risk:

The Company maintains its cash in bank deposits, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Note B

Property and Equipment

Property and equipment consist of the following at:

	December 31,	December 31,
	2006	2005	March 31, 2007
			(Unaudited)

Computer equipment	$16,989,250	$15,281,402	$16,977,582
Computer software	1,689,765	1,681,084	1,689,765
Satellite equipment	3,354,843	3,001,421	3,354,843
Furniture and office equipment	716,532	716,532	716,532
Leasehold improvements	495,034	495,034	495,034
Undeployed equipment	1,122,872	1,593,888	1,244,441
	24,368,296	22,769,361	24,478,197
Less accumulated depreciation and amortization	(20,780,257)	(18,982,110)	(21,206,737)
	$3,588,039	$3,787,251	$3,271,460

Note C

Long-Term Debt

On December 27, 2005, the Company closed on a $5.0 million term loan with a venture debt lender. The proceeds were used to pay off a previous term loan and revolving credit facility, with the remainder available to fund operations. The term loan bears interest at prime rate plus 3.65%, interest-only payments were due for six months followed by thirty equal monthly installments in the amount of $166,666 through the maturity date of December 31, 2008. In connection with the debt, the Company issued the lender a seven-year warrant to purchase up to 1,096,792 shares of Series J-2 (3X) convertible preferred stock at a purchase price of $0.3647 per share. The fair value of the warrants was estimated at $198,926 at the date of issuance and is recorded as debt discount, and is being amortized over the term of the loan. The Company used the Black-Scholes model to estimate the fair value of the warrants using the following assumptions: expected dividend yield of 0%; risk-free interest rate of 4.48%, seven-year term; and 40% volatility. The debt is secured by all of the Company’s assets and contains certain financial and other covenants.

In October 2006, the venture debt lender agreed to make available to the Company a period of interest-only payments commencing on September 1, 2006 and extending until March 31, 2007 with monthly principal and interest payments in the amount of $240,777 beginning in April 1, 2007 and a final payment of $243,741 due on December 31, 2008.

Long-term debt consists of the following at:

	December 31,	December 31,
	2006	2005	March 31, 2007
			(Unaudited)
Borrowings under term loan facility, net of unamortized discount of $132,614, $198,926 and $116,036, respectively.	$4,581,058	$4,801,074	$4,597,185

Vendor financing - bearing interest at 1.90% and 5.84% per annum; payable in monthly principal and interest installments of $2,423 and $1,220; maturing between July 2007 and March 2008; collateralized by certain software and computer equipment.	30,460	72,674	20,260

Total long-term debt	4,611,518	4,873,748	4,617,445
Less current portion of long-term debt	1,759,843	1,041,765	2,389,668
Long-term debt, less current portion	$2,851,675	$3,831,983	$2,227,777

The aggregate principal of long term debt are as follows:

	December 31,
	2006	March 31, 2007
		(Unaudited)
2007	$1,826,156	$—
2008	2,917,976	2,455,980
2009	—	2,277,501
	4,744,132	4,733,481
Less: Unamortized debt discount	(132,614)	(116,036)
	$4,611,518	$4,617,445

Note D

Service Arrangements

Vendor Agreements:

On April 22, 2004, the Company issued a customer a warrant to purchase 20,500,000 shares of Series K convertible preferred stock (Series K) for $0.3647 per share. The warrant expires on April 22, 2009. The Company estimated the value of the Series K warrant to be $84,506 at the time of issuance and is recording the value as contra revenue over the term of the agreement. Amortization of the contra revenue amounted to $25,332 for both the years ended December 31, 2006 and December 31, 2005 and $6,333 for the three-month period ended March 31, 2007. The Company estimated the fair value of the warrant at the date of the grant using the Black-Scholes pricing model, with the following assumptions: 40% volatility; risk-free interest rate of 3.1%; no dividend yield; and an expected life of five years.

Agreement with Strategic Investor:

In April 2002, the Company issued 39,758,706 shares of Series J convertible preferred stock (Series J) to a television news organization (the strategic investor) in exchange for $14,500,000. Simultaneously, the Company entered into a five-year technology license and services agreement (the Agreement) with the strategic investor to distribute video news content to the strategic investor’s affiliate broadcast stations via the Company’s proprietary media distribution system (the System) as well as to provide other services related to the System. For such services, the strategic investor committed to pay certain annual fees and to provide certain equipment at broadcast station sites. The Company, under the terms of an excess capacity license agreement, may use such equipment at broadcast station sites for certain other uses not related to the strategic investor.

Simultaneous with the above transactions, the Company issued warrants to the strategic investor for the purchase of up to 39,758,706 shares of Series K convertible preferred stock at exercise prices ranging from $0.1824 to $0.3647 per share (Note E). The warrants expire on the seventh anniversary of the date of issuance, closing of a qualifying public offering, or the closing of another control transaction, as defined. The Company estimated the value of the Series K warrants to be $3,767,354 at the time of issuance and recorded $822,714 as a discount to the Series J, $1,261,751 as a noncurrent other asset related to the excess capacity license agreement, and $1,682,889 as contra revenue that is being amortized in a manner consistent with revenue recognition over the five-year term of the Agreement. Amortization of the contra revenue amounted to $411,156 for both the years ended December 31, 2006 and December 31, 2005 and $102,774 for the three-month period ended March 31, 2007.

In October 2006, the Company agreed with the strategic investor to renew their technology license and service agreement for an additional five year period. The renewal agreement requires monthly payments of $225,000 throughout the term of the agreement and a one-time up-front fee of $300,000. Additionally, the strategic investor paid $1,350,000 representing a prepayment of the monthly fee for the period November 2006 through April 2007. The agreement also includes a one-time strategic investor option to terminate the agreement if notification is made by October 9, 2009. If the strategic investor exercises its option, an early termination fee of $1,500,000 is required and the renewal term shall be reduced from five years to three.

Note E

Convertible Preferred Stock and Warrants

In October 2006, the Company amended its articles of incorporation to authorize 6,800,000 shares of the Company’s Series L Convertible Redeemable Preferred Stock (“Series L”), no par value per share. All shares were issued for $0.3328 per share. Total proceeds approximated $1,900,000, net of closing costs in the amount of $100,000.

The holders of convertible preferred stock and warrants are entitled to substantial rights and privileges, only certain of which have been disclosed in these financial statements.

In prior years, existing investors purchasing Series J shares also received the right to improve the ranking of the liquidation preferences for certain of their existing preferred stock holdings by converting existing shares into one or more new, derivative series of the following preferred stock; A-1, B-1, C-1, D-1, E-1, F-1, G-1 and H-1. The new derivative series of preferred stock (Enhanced Liquidation Stock) are identical, except for liquidation preferences, to the existing series of preferred stock from which they were converted and are hereafter collectively referred to as Series A, B, C, D, E, F, G, and H, respectively.

Dividends:

The holders of the following Series are entitled to dividends of 10% of the purchase price of the respective stock per annum if and when declared by the Company’s board of directors; A, B, C, D, F, G, H, I, J, J-1, J-2, K. Such dividends are noncumulative. The holders of Series L are entitled to dividends of $0.026624 per share per annum. The dividends are cumulative and shall accrue whether or not declared by the board of directors; provided, however, that except in unlimited circumstances, the Company shall be under no obligation to pay such dividend. The company accrued dividends in the amount of $27,616 and $40,000 for Series L stock at December 31, 2006 and March 31, 2007, respectively.

Conversion:

At the time of issuance, each share of preferred stock was originally convertible into one share of common stock. The preferred stock conversion formulas contain certain provisions, as defined in the securities, to protect the holders against dilution. At December 31, 2006, the conversion ratios of Series A, B, C, D, F, G, H, I, J, (including J-1 and J-2) K, and L were 1.00, 1.07, 1.19, 1.51, 1.33, 1.34, 2.16, 1.10, 1.10, 1.10 and 1.00 respectively. The preferred stock automatically converts into common stock upon completion of a qualified public offering of the Company’s common stock of a certain size, as defined by the shareholder agreement.

Redemption:

The redemption rights of each series of preferred stock provide that if prior to consummation of an initial public offering meeting certain criteria (Qualifying IPO), the Company receives a written request from the preferred stockholders representing at least: a majority of the voting power represented by the then-outstanding shares of Series H and Series I, and 65% of the voting power represented by the Series J and Series K, that all of the outstanding shares of each series of redeemable preferred stock be redeemed, the Company must, on the later of October 31, 2007 or 90 days after receipt of such request, redeem all of the then outstanding shares of redeemable preferred stock at a per share purchase price equal to the original issuance price (or in the case of Series K, J, I, H, G, and D, current fair market value, to the extent it exceeds such original issuance price), in the following order of priority: first, all shares of Series L; second all shares of Series J, J-1, J-2, Series K and Series EM, ratably among the holders thereof on a pari passu basis; third, the maximum possible number of shares of Enhanced Liquidation Stock ratably among the holders thereof on a pari passu basis; fourth, the maximum possible number of shares of ordinary Series H and Series I, ratably among the holders thereof on a pari passu basis; fifth, the maximum possible number of shares of ordinary Series G ratably among the holders thereof; sixth, the maximum possible number of shares of ordinary Series D ratably among the holders thereof; and seventh, the maximum possible numbers of shares of ordinary Series F, Series C, Series B and Series A, ratably among the holders thereof on a pari passu basis. Any shares of Series K, Series J, Enhanced Liquidation Stock, Series I, Series H, Series G, Series D, Series F, Series C, Series B and Series A not redeemed shall remain outstanding and entitled to all the privileges, rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares, such funds shall immediately be set aside for the redemption of the balance of the shares that the Company has become obligated to redeem on the redemption date in accordance with the redemption provisions of the Articles of Incorporation.

The carrying value of the Series A, B, C, D, F, G, H, J (including J-1 and J-2) and L is the greater of the estimated fair value or the accreted value, using the interest method, over the respective redemption periods of the minimum redemption amount ($0.33, $0.40, $0.53, $0.61, $0.77, $0.80, $1.02, $0.36 and $0.6657 per share, respectively).

Liquidation:

In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Company, or upon certain changes of control of the Company, the holders of Series L are entitled to received two times the original purchase price plus any accrued but unpaid dividends, whether or not declared, together with any other dividends declared and unpaid, the holders of Series EM are entitled to receive two and half times the initial conversion price of the Series J, J-1, J-2(3x) and J-2(7x), the Series J-2 are entitled to receive either three or seven times their original purchase price plus any declared and unpaid dividends, the holders of Series J are entitled to receive two times their original purchase price plus any declared but unpaid dividends, and the holders of all other series of preferred stock are entitled to receive their original purchase price plus any declared but unpaid dividends. The net assets of the Company will be distributed to the stockholders in the following order of priority according to the respective liquidation preference amount of each class: Series L, Series K pari passu with Series J, J-1, J-2 and EM; the Enhanced Liquidation Stock on a pari passu basis; Series H pari passu with Series I; Series G; Series D; Series E; Series B pari passu with Series A; then Series C pari passu with Series F. After these liquidation preferences are satisfied, the remaining net assets of the Company, if any, are to be distributed pro-rata among the holders of the common and each series of preferred stock, other than Series J, on an as-if-converted basis.

Voting:

In addition to any class voting rights arising by operation of law, holders of the preferred stock have full voting rights equivalent to the common stockholders as if the preferred stock were converted to common stock. So long as at least 30% of the authorized shares of Series J are outstanding, the Company is required to obtain the consent of the holders of at least 65% of the Series J and Series K (voting together as a separate group on an as-converted basis) for the Company to undertake any of the following actions (except in connection with certain change of control transactions approved by the holders of at least a majority of the Series J and Series L, or a Qualifying IPO): (i) alter the rights, preferences or privileges of the Series J so as to adversely affect such shares, (ii) increase or decrease the number of authorized Series J, create any new series of stock, or any other securities convertible into equity securities of the Company having a preference senior to or pari passu with the Series J in right of redemption, liquidation preferences, dividends or other distributions of assets or voting, (iii) amend the Articles of Incorporation or Bylaws or take any other action prohibiting or conflicting with the Company’s obligations under the Articles to the holders of the Series J, (iv) change the fundamental nature of the Company’s business, (v) voluntarily effect any liquidation, dissolution or winding up, (vi) issue additional securities for less than the Series J conversion price subject to certain exceptions, or (vii) issue securities pursuant to the “blank check” authorization of the board of directors. In addition, so long as at least 30% of the authorized shares of the Series J are outstanding, the consent of the holders of a majority of Series J, voting separately as a single class, is required for the Company to merge, consolidate, reorganize, sell all or substantially all of the assets, or in any manner enter into any transaction in which all or substantially all of the Company’s assets are sold, unless such transaction results in cash proceeds or publicly traded unrestricted stock valued at a minimum of three times the original purchase price of the Series J shares, in which case no approval is required.

The Company has issued warrants to various equity holders, customers, vendor’s, and lenders. The following table summarizes the warrants that remain outstanding at:

	Exercise	Expiration	December 31, 2006	March 31, 2007
	Price	Date(s)	Outstanding	Outstanding
				(Unaudited)
Common	$0.053	9/2007	180,000	180,000
Series A	0.333	1/2007	60,000	—
Series B	0.400	1/2007	150,000	—
Series F	.767 to 1.02	2/2007 - 5/2010	510,586	260,586
Series H	1.0200	4/2011	245,098	245,098
Series J-2 (3X)	0.3647	10/2007 - 12/2012	2,399,232	2,399,232
Series K	.18235 to .3647	4/2009 - 4/2010	76,146,592	76,146,592

Note F

Stock Options

In November 1996, the Company’s board approved a stock option plan, as subsequently amended, for employees, directors, consultants, and contractors under which the board is currently authorized to grant options to acquire up to 30,000,000 shares of common stock. The option price is to be the fair market value on the date of grant unless otherwise determined by the board; however, the option price shall not be less than 75% of fair market value. The options generally vest ratably over a four-year period beginning one year from the date of grant and expire as determined by the board, but not more than 10 years from the date of grant. The vesting period of some or all of each outstanding option grant becomes accelerated upon a change in control of the Company, as defined.

A summary of the Company’s common stock option activity and related information is as follows:

		Weighted
		Average
	Options	Exercise Price

Outstanding at January 1, 2005	10,407,873	$0.1373
Granted	217,900	0.0500
Exercised	(29,814)	0.0862
Forfeited	(189,767)	0.1333
Outstanding at December 31, 2005	10,406,192	0.1356
Granted	80,600	0.0500
Exercised	(18,800)	0.0564
Forfeited	(661,343)	0.1689
Outstanding at December 31, 2006	9,806,649	0.1328
Forfeited (Unaudited)	(566,406)	0.0309
Outstanding at March 31, 2007 (Unaudited)	9,240,243	0.1391
Exercisable at December 31, 2006	9,649,151	0.1342
Exercisable at December 31, 2005	10,141,944	0.1379
Exercisable at March 30, 2007 (Unaudited)	9,109,379	0.1404

The weighted average per share fair value of options granted during the year ended December 31, 2006 and December 31, 2006 was $0.0139,  $0.01, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
Risk-free interest rate	4.76%	4.15%
Dividend yield	—	—
Volatility factor of expected market price	40.00%	—%
Weighted average expected life of option	7 years	7 years

The following table sets forth information regarding stock options outstanding and exercisable as of December 31, 2006:

	Options Outstanding At			Options Exercisable At
	December 31, 2006			December 31, 2006
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of Exercise Prices	Shares	Life	Price	Shares	Price

$0.0300 - 0.0500	2,419,344	3.99	$0.0456	2,261,846	0.0452
0.0501 - 0.0667	3,510,000	2.45	0.0667	3,510,000	0.0667
0.0668 - 0.1175	2,440,505	3.36	0.1136	2,440,505	0.1136
0.1176 - 0.5100	376,800	3.19	0.1763	376,800	0.1763
0.5101 - 0.5800	1,060,000	4.06	0.5800	1,060,000	0.5800
	9,806,649			9,649,151

And at March 31, 2007:

	Options Outstanding at			Options Exercisable at
	March 31, 2007 (Unaudited)			March 31, 2007 (Unaudited)
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of Exercise Prices	Shares	Life	Price	Shares	Price
$0.0300 - 0.0500	1,852,938	4.85	$0.0500	1,722,074	0.0500
0.0501 - 0.0667	3,510,000	2.21	0.0667	3,510,000	0.0667
0.0668 - 0.1175	2,440,505	3.11	0.1136	2,440,505	0.1136
0.1176 - 0.5100	376,800	2.94	0.1763	376,800	0.1763
0.5101 - 0.5800	1,060,000	3.81	0.5800	1,060,000	0.5800
	9,240,243			9,109,379

In September 2005, the Company’s Board of Directors adopted a Preferred Stock Incentive Plan, which was subsequently approved by the Company’s shareholders. Up to 18,250,000 shares of Series EM preferred stock are reserved for issuance pursuant to the plan. Holders of the Series EM shares are entitled to a fixed liquidation preference per share equal to a multiple of 2.5 times the initial conversion price of the Company’s Series J, J-1 and J-2(3x) and (7x) preferred stock (the “Series J-X Preferred”) ($.3647/share), the payment of which would rank pari passu with the liquidation preferences payable on outstanding shares of the Series J-X Preferred upon a liquidation event. After payment of all liquidation preference amounts on the Series J-X, holders of Series EM shares would, in the aggregate, also be entitled to approximately 12.5% of the incremental amount of liquidation proceeds over $124 million up to the amount of the aggregate preferred stock liquidation preference, which currently is approximately $225 million, prior and in preference to distributions on each other series of preferred stock, and will have an opportunity, in any transaction in which the Company’s equity value exceeds such aggregate preferred stock liquidation preference, to share in any proceeds in excess of such amount, ratably on an as-converted basis with other series of participating preferred and common stock. Series EM shares are not entitled to vote with the Series J-X voting group and have none of the other special rights of the Series J-X preferred stock. The options for Series EM shares are subject to vesting provisions, provide for customary restrictions on transferability and repurchase rights upon exercise, and have an exercise price equal to $.1824/share, which is the estimated fair market value on the date of the grant.

A summary of the Company’s EM stock option activity and related information for the year ended December 31, 2006 is as follows:

		Weighted
		Average Exercise
	Options	Price

Outstanding at January 1, 2005	—	$—
Granted	17,518,462	0.1824
Outstanding at December 31, 2005	17,518,462	0.1824
Granted	756,200	0.1824
Exercised	(11,464)	0.1824
Forfeited/converted	(9,987,383)	0.1824
Outstanding at December 31, 2006	8,275,815	0.1824
Granted (Unaudited)	48,500	0.1824
Forfeited (Unaudited)	(341,352)	0.1824
Outstanding at March 31, 2007 (Unaudited)	7,982,963	0.1824

Exercisable at December 31, 2006	5,463,227	0.1824

Exercisable at December 31, 2005	10,029,446	0.1824

Exercisable at March 31, 2007 (Unaudited)	5,510,620	0.1824

The weighted average per share fair value of options granted during the years ended December 31, 2006 and 2005 and for the three-month period ended March 31, 2007 was $0.0917 and $0.0834 and $0.0917, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions, respectively.

			Three-Month
	Year End	Year End	Period Ended
	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
Risk-free interest rate	4.76%	4.40%	4.76%
Dividend yield	—	—	—
Volatility factor of expected market price	40.00%	40.00%	40.00%
Weighted average expected life of option	7 years	7 years	7 years

The following table sets forth information regarding stock options outstanding and exercisable as of December 31, 2006:

	Options Outstanding at			Options Exercisable at
	December 31, 2006			December 31, 2006
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of exercise prices	Shares	Life	Price	Shares	Price
$0.1824	8,275,815	9.0200	0.1824	5,463,227	0.1824

And at March 31, 2007:

	Options Outstanding at			Options Exercisable at
	March 31, 2007 (Unaudited)			March 31, 2007 (Unaudited)
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of exercise prices	Shares	Life	Price	Shares	Price
$0.1824	7,982,963	8.7800	0.1824	5,510,620	0.1824

Note G

Income Taxes

The income tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities are presented below:

	December 31,	December 31,	March 31,
	2006	2005	2007
			(Unaudited)
Deferred tax assets (liability):
Accruals not deducted for tax	$116,445	$127,388	$152,637
Allowance for doubtful accounts	39,864	36,232	39,864
Depreciation and amortization	210,174	(273,869)	158,574
Deferred revenue	1,879,758	2,057,706	1,318,648
Net operating loss and research and experimentation credit carryforwards	47,676,283	45,945,914	48,042,013
Unamortized contract incentives	(45,107)	(213,894)	(3,684)
Gross deferred tax assets	49,877,417	47,679,477	49,708,052
Less valuation allowance	(49,877,417)	(47,679,477)	(49,708,052)
Net deferred tax assets	$—	$—	$—

The net change in the valuation allowance for deferred tax assets for 2006 was a increase of $2,197,940. For the three-month period ended March 31, 2007, the net change in the valuation allowance for deferred tax assets was a decrease of $169,365. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on these factors, management has provided a full valuation allowance for its deferred income tax assets.

At December 31, 2006, the Company had approximately $125 million and $47,000 of net operating losses and research and experimentation credit carryforwards, respectively, available for offset against future taxable income, if any. Such net operating losses expire in varying amounts from 2011 through 2024. Utilization of these net operating losses and research and experimentation credit carryforwards may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

Note H

401(k) Plan

The Company maintains an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the Code), whereby employees may contribute a percentage of their compensation not to exceed the maximum amount allowable under the Code. At the discretion of the Board, the Company may elect to make matching contributions. For the years ended December 31, 2006, December 31,  2005, and the three-month period ended March 31, 2007, the Company made no contributions.

Note I

Commitments and Contingencies

Operating Leases:

The Company leases office space under a noncancelable lease agreement through 2010. Future minimum annual rental payments under the leases are as follows:

	December 31,
	2006	March 31, 2007
		(Unaudited)
2007	$348,878	$—
2008	357,106	350,935
2009	365,334	359,163
2010	373,563	367,391
2011	—	280,172
	$1,444,881	$1,357,661

Rent expense under the operating leases for the years ended December 31, 2006, December 31, 2005, and the three-month period ended March 31, 2007 was $554,299, $602,624 and $96,298, respectively.

Capital Leases:

At December 31, 2006, December 31, 2005, and March 31, 2007, equipment financed under capital lease obligations totaled $190,043, $24,356 and $190,043, respectively. The related accumulated amortization was $34,514, $5,972 and $42,232, respectively. Amortization of assets held under capital leases is included with depreciation expense. The following is a schedule of future minimum lease payments due under capital leases as of:

	December 31,
	2006	March 31, 2007
		(Unaudited)
2007	$54,352	$—
2008	54,352	54,352
2009	54,352	54,352
2010	38,320	54,352
2011	13,431	31,448
2012	—	6,100
Total minimum lease payments	214,807	200,604
Less: amounts representing interest	44,047	38,474
Present value of net minimum capital lease payments	170,760	162,130
Less current portion of capital lease obligations	(36,118)	(36,843)
Capital lease obligations, less current portion	$134,642	$125,287

Litigation

In February 2006, DG Acquisition III Corporation (“DG”) served a demand for arbitration against the Company alleging breach of a Technology and Services Agreement. The demand seeks unliquidated damages that are estimated in the range of $1 million to $5 million. The Company answered the arbitration demand by setting forth its defenses to the claims and by asserting a counterclaim for damages in the amount of $400,000. DG is a wholly-owned subsidiary of DG Fast Channel, Inc. who entered into an Agreement and Plan of Merger with the Company effective April 24, 2007 (Note J). Upon execution of the Agreement and Plan of Merger the Company expects DG to file for a dismissal of the demand for arbitration. However, if the merger transaction is not completed, the Company intends to vigorously defend the claims asserted and to pursue its counterclaims against the competitor and does not expect any resolution that would have a material effect on the Company’s financial position, results of operations or liquidity.

A telecommunications vendor has filed a lawsuit against the Company in the United States District Court for the Northern District of Georgia, Atlanta Division. The suit is for Breach of Contract and for other equitable relief, regarding an account. The Plaintiffs are claiming $302,855, plus tariffs, attorney fees, interest and costs against the company. The Company intends to vigorously defend the suit, however an accrual for full settlement is reflected in the accompanying financial statements.

Additionally, the Company is involved in other various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

Concentrations of Credit Risk:

During the years ended December 31, 2006, December 31, 2005 and the three-month period ended March 31, 2007 the Company had three significant customers, each of which accounted for more than 10% of the Company’s total revenue and collectively accounted for 57%, 61% and 55% of the Company’s total revenue, respectively. Net revenue to one of these customers, who is also a shareholder of the Company amounted to $3,183,654, $3,245,113 and $683,426 or 20%, 22% and 16% of the Company’s total revenue for the years ended December 31, 2006, December 31, 2005 and March 31, 2007, respectively. Accounts receivable from these significant customers at December 31, 2006, December 31, 2005 and March 31, 2007 totaled $1,367,301, $951,551 and $882,297, respectively. Additionally, the Company purchased a majority of its inventory from one vendor.

Note J

Subsequent Events

On April 24, 2007, the Company entered into an Agreement and Plan of Merger with DG Fastchannel, Inc., (“Parent”) and DG Acquisition Corp V (“Merger Sub”) whereby the Company will merge with the Merger Sub and the separate existence of the Merger Sub shall cease with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. The merger transaction is expected to close during the second quarter of 2007.